     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1994

                                                       REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549-1004
                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                               COMSAT CORPORATION
             (Exact name of registrant as specified in its charter)

            DISTRICT OF COLUMBIA                         52-0781863
       (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)                Identification No.)

                             6560 ROCK SPRING DRIVE
                            BETHESDA, MARYLAND 20817
                        TELEPHONE NUMBER (301) 214-3000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                WARREN Y. ZEGER
                       VICE PRESIDENT AND GENERAL COUNSEL
                               COMSAT CORPORATION
                             6560 ROCK SPRING DRIVE
                               BETHESDA, MD 20817
                                 (301) 214-3000
           (Name, Address, including zip code, and Telephone Number,
                   including area code, of Agent for Service)
                                 --------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                                 --------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                                 --------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
         TITLE OF SECURITIES               AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
          TO BE REGISTERED               BE REGISTERED          PER UNIT         OFFERING PRICE     REGISTRATION FEE
Debt Securities......................   $200,000,000(1)        100%(2)(3)         $200,000,000          $68,966

(1) Or, if any Debt Securities are issued at original issue discount, such greater amount as may result in the initial offering prices aggregating $200,000,000.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3)  Plus accrued interest, if any.

                                 --------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE  , 1994

                               U.S. $100,000,000
                               COMSAT CORPORATION
                          Medium-Term Notes, Series A
                   Due Nine Months or more from Date of Issue
                                 --------------

COMSAT CORPORATION (THE "COMPANY") MAY OFFER FROM TIME TO TIME ITS MEDIUM-TERM NOTES, SERIES A (THE "NOTES") IN AN AGGREGATE PRINCIPAL AMOUNT NOT TO EXCEED
 $100,000,000 (OR, IF ANY NOTES ARE TO BE ORIGINAL ISSUE DISCOUNT NOTES (AS SUCH TERM IS DEFINED UNDER "DESCRIPTION OF NOTES"), SUCH PRINCIPAL AMOUNT AS
  SHALL RESULT IN AN INITIAL AGGREGATE OFFERING PRICE EQUIVALENT TO NO MORE THAN $100,000,000), SUBJECT TO REDUCTION AS A RESULT OF THE SALE OF OTHER
   DEBT SECURITIES; PROVIDED, HOWEVER, THAT THE COMPANY MAY INCREASE THE FOREGOING MAXIMUM PRINCIPAL AMOUNT IF IN THE FUTURE IT DETERMINES THAT IT
    MAY  WISH TO SELL ADDITIONAL NOTES. SEE "DESCRIPTION OF NOTES" AND "PLAN
    OF DISTRIBUTION OF NOTES". EACH NOTE WILL MATURE ON A DATE NINE  MONTHS
     OR MORE FROM ITS DATE OF ORIGINAL ISSUANCE ("ISSUE DATE"), AS SELECTED
     BY  THE INITIAL PURCHASER AND AGREED TO  BY THE COMPANY. THE NOTES MAY
     BE SUBJECT TO OPTIONAL REDEMPTION,  OR OBLIGATE THE COMPANY TO  REDEEM
     OR   PURCHASE  THE  NOTES  PURSUANT  TO  SINKING  FUND  OR  ANALOGOUS
      PROVISIONS OR AT THE OPTION OF THE HOLDER THEREOF, IN EACH CASE AS INDICATED IN THE APPLICABLE PRICING SUPPLEMENT. THE NOTES MAY BE
       ISSUED AS ORIGINAL  ISSUE DISCOUNT NOTES  OR AMORTIZING NOTES  (AS
       EACH  SUCH TERM IS DEFINED  HEREIN). UNLESS OTHERWISE INDICATED IN
       THE APPLICABLE PRICING  SUPPLEMENT, THE NOTES  WILL BE ISSUED  IN
        FULLY  REGISTERED FORM  IN DENOMINATIONS OF  $1,000 AND INTEGRAL
                     MULTIPLES OF $1,000 IN EXCESS THEREOF.

THE INTEREST RATE OR INTEREST RATE FORMULA, IF ANY, ISSUE PRICE, STATED MATURITY, REDEMPTION OR REPAYMENT PROVISIONS, IF ANY, AND OTHER TERMS FOR EACH NOTE WILL BE ESTABLISHED BY THE COMPANY AT THE DATE OF ISSUANCE OF SUCH NOTE
 AND  WILL BE  INDICATED IN A  PRICING SUPPLEMENT.  EACH INTEREST-BEARING NOTE
  WILL BEAR INTEREST AT EITHER (A) A FIXED RATE (A "FIXED RATE NOTE") OR (B) A VARIABLE RATE DETERMINED BY REFERENCE TO AN INTEREST RATE FORMULA (A
    "FLOATING  RATE NOTE"), WHICH  MAY BE ADJUSTED  BY ADDING OR SUBTRACTING
    THE  SPREAD  AND/OR  MULTIPLYING  BY  THE  SPREAD  MULTIPLIER,   UNLESS
     OTHERWISE INDICATED IN THE APPLICABLE PRICING SUPPLEMENT. UNLESS OTHERWISE INDICATED IN THE APPLICABLE PRICING SUPPLEMENT, THE INTEREST
      RATE FORMULA WILL BE DETERMINED BY REFERENCE TO ONE OR MORE OF THE COMMERCIAL PAPER RATE, THE PRIME RATE, THE CD RATE, THE FEDERAL
       FUNDS RATE, LIBOR,  THE TREASURY  RATE, THE J.J.  KENNY RATE,  THE
       11TH  DISTRICT COST OF FUNDS RATE OR THE CMT RATE. INTEREST RATES,
       OR INTEREST RATE FORMULAS,  ARE SUBJECT TO  CHANGE BY THE  COMPANY
       FROM  TIME TO  TIME, BUT  NO SUCH CHANGE   WILL  AFFECT ANY NOTE
         ALREADY ISSUED OR AS  TO WHICH AN OFFER  TO PURCHASE HAS  BEEN
                            ACCEPTED BY THE COMPANY.

NOTES MAY BE REPRESENTED EITHER BY A CERTIFICATE ISSUED IN DEFINITIVE FORM (A "CERTIFICATED NOTE") OR BY A PERMANENT GLOBAL SECURITY OR SECURITIES,
  REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, AS DEPOSITARY, OR A NOMINEE OF THE DEPOSITARY (A "BOOK-ENTRY NOTE"), AS SPECIFIED IN THE
     APPLICABLE PRICING SUPPLEMENT. BENEFICIAL INTERESTS IN BOOK-ENTRY NOTES WILL ONLY BE EVIDENCED BY, AND TRANSFERS THEREOF WILL ONLY BE
       EFFECTED THROUGH, RECORDS MAINTAINED BY THE DEPOSITARY AND ITS PARTICIPANTS. EXCEPT AS DESCRIBED UNDER "DESCRIPTION OF NOTES --
         BOOK-ENTRY  NOTES",  OWNERS  OF  BENEFICIAL  INTERESTS  IN   A
         BOOK-ENTRY   NOTE   WILL   NOT  BE   ENTITLED   TO  RECEIVE
                PHYSICAL DELIVERY OF  NOTES IN  DEFINITIVE FORM  AND
                  WILL NOT BE CONSIDERED THE HOLDERS THEREOF.
                                 --------------

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS  SUPPLEMENT,  ANY  PRICING
     SUPPLEMENT HERETO OR  THE    PROSPECTUS. ANY  REPRESENTATION TO  THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                                                 DISTRIBUTORS'
                                                    PRICE TO     COMMISSIONS OR         PROCEEDS
                                                    PUBLIC(1)     DISCOUNTS(2)      TO COMPANY(2)(3)
                                                   -----------  ----------------  --------------------
PER NOTE.........................................     100%        .125%-.750%       99.875%-99.250%
TOTAL............................................  $100,000,000 $125,000-$750,000 $99,875,000-$99,250,000

(1) UNLESS OTHERWISE INDICATED IN THE APPLICABLE PRICING SUPPLEMENT, EACH NOTE WILL BE ISSUED AT 100% OF ITS PRINCIPAL AMOUNT. IF SO INDICATED IN THE APPLICABLE PRICING SUPPLEMENT, NOTES MAY BE RESOLD BY THE DISTRIBUTORS, ACTING AS PRINCIPALS AT MARKET PRICES PREVAILING AT THE TIME OF SALE, AT PRICES RELATED TO SUCH PREVAILING MARKET PRICES, AT NEGOTIATED PRICES OR AT FIXED PUBLIC OFFERING PRICES.
(2) UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT, THE COMPANY WILL PAY A COMMISSION (OR GRANT A DISCOUNT) TO CS FIRST BOSTON CORPORATION, SALOMON BROTHERS INC AND NATIONSBANC CAPITAL MARKETS, INC. (THE "DISTRIBUTORS") OF .125% TO .750% OF THE PRINCIPAL AMOUNT OF ANY NOTE, DEPENDING ON ITS STATED MATURITY, SOLD THROUGH ANY SUCH DISTRIBUTOR, ACTING AS AGENT (OR SOLD TO SUCH DISTRIBUTOR AS PRINCIPAL IN CIRCUMSTANCES IN WHICH NO OTHER DISCOUNT IS AGREED); PROVIDED, HOWEVER, THAT COMMISSIONS (OR DISCOUNTS) WITH RESPECT TO NOTES WITH A STATED MATURITY GREATER THAN THIRTY YEARS WILL BE NEGOTIATED.
(3) BEFORE DEDUCTING OTHER EXPENSES PAYABLE BY THE COMPANY ESTIMATED AT U.S. $252,466.

                                 --------------
    THE NOTES ARE BEING OFFERED ON A CONTINUING BASIS BY THE COMPANY THROUGH THE DISTRIBUTORS, EACH OF WHICH HAS AGREED TO USE REASONABLE BEST EFFORTS TO SOLICIT OFFERS TO PURCHASE THE NOTES. THE COMPANY ALSO MAY SELL NOTES TO ANY DISTRIBUTOR ON ITS OWN BEHALF AT NEGOTIATED DISCOUNTS. THE COMPANY RESERVES THE RIGHT TO SELL NOTES DIRECTLY ON ITS OWN BEHALF AND TO ACCEPT (BUT NOT SOLICIT) OFFERS TO PURCHASE NOTES THROUGH ADDITIONAL DISTRIBUTORS ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS (INCLUDING COMMISSION RATES) AS WOULD APPLY TO PURCHASES OF THE NOTES TO OR THROUGH THE DISTRIBUTORS. THE COMPANY ALSO RESERVES THE RIGHT TO WITHDRAW, CANCEL OR MODIFY THE OFFER MADE HEREBY WITHOUT NOTICE. THE COMPANY OR ANY DISTRIBUTOR MAY REJECT ANY OFFER TO PURCHASE NOTES, IN WHOLE OR IN PART. THE NOTES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE, UNLESS OTHERWISE INDICATED IN THE APPLICABLE PRICING SUPPLEMENT, AND THERE CAN BE NO ASSURANCE THAT THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL BE SOLD OR THAT THERE WILL BE A SECONDARY MARKET FOR THE NOTES. SEE "PLAN OF DISTRIBUTION OF NOTES".

CS First Boston
                 Salomon Brothers Inc
                                               NationsBanc Capital Markets, Inc.

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE  , 1994.

    IN CONNECTION WITH THIS OFFERING, THE DISTRIBUTORS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              DESCRIPTION OF NOTES

    THE FOLLOWING DESCRIPTION OF THE PARTICULAR TERMS OF THE NOTES OFFERED HEREBY SUPPLEMENTS THE DESCRIPTION OF THE GENERAL TERMS AND CONDITIONS OF DEBT SECURITIES SET FORTH UNDER THE HEADING "DESCRIPTION OF DEBT SECURITIES" IN THE PROSPECTUS, TO WHICH DESCRIPTION REFERENCE IS HEREBY MADE. THE TERMS AND CONDITIONS SET FORTH IN "DESCRIPTION OF NOTES" WILL APPLY TO EACH NOTE UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT. CAPITALIZED TERMS NOT DEFINED UNDER THIS HEADING OR IN THE GLOSSARY CONTAINED IN THIS PROSPECTUS SUPPLEMENT HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS OR THE INDENTURE.

GENERAL

    The Notes offered hereby will be issued under the Indenture referred to in the accompanying Prospectus between the Company and The Chase Manhattan Bank (National Association), as Trustee (the "Trustee"). The Notes constitute a single series for purposes of the Indenture, limited to an aggregate principal amount not to exceed $100,000,000 (or, if any Notes are to be Original Issue Discount Notes, such principal amount as shall result in an aggregate initial offering price equivalent to no more than $100,000,000). The foregoing limit may be increased by the Company if in the future it determines that it may wish to sell additional Notes. The Notes offered hereby may be reduced by an amount equal to the aggregate initial offering price of any other Debt Securities (as defined in the accompanying Prospectus) sold by the Company (including any other series of medium-term notes). See "Plan of Distribution of Notes". For a description of the rights attaching to different series of Securities (including the Notes) under the Indenture, see "Description of Debt Securities" in the Prospectus.

    Each Note will mature on any day nine months or more from its Issue Date, as selected by the initial purchaser and agreed to by the Company (the "Stated Maturity").

    The Notes will be issuable only in fully registered form and, unless otherwise indicated in the applicable Pricing Supplement, only in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

    Notes will initially be represented either by a Certificated Note or by a Book-Entry Note, as indicated in the applicable Pricing Supplement. See "Description of Notes -- Book-Entry Notes" below.

    The Notes will be denominated in U.S. dollars and payments of principal of and any premium and interest on the Notes will be made in U.S. dollars in the manner indicated in the accompanying Prospectus and this Prospectus Supplement.

    In addition, notes may be issued as Original Issue Discount Notes, or as Amortizing Notes. See "Original Issue Discount Notes" and "Amortizing Notes" below.

    The applicable Pricing Supplement will indicate either that a Note cannot be redeemed prior to its Stated Maturity or that a Note will be redeemable at the option of the Company on or after a specified date prior to its Stated Maturity at a specified price or prices (which may include a premium), together with accrued interest to the date of redemption or repayment. In addition, the applicable Pricing Supplement will indicate either that the Company will not be obligated to redeem a Note pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof or that the Company will be so obligated. If the Company will be so obligated, the applicable Pricing Supplement will indicate the period or periods within which and the price or prices at which the applicable Notes will be redeemed, in whole or in part, pursuant to such obligation and the other detailed terms and provisions of such obligation.

    Payments of principal of, and any premium and interest on, Book-Entry Notes will be made to the Depositary, or its nominee, as Holder thereof, in accordance with arrangements then in effect between the

Trustee and the Depositary. Unless otherwise indicated in an applicable Pricing Supplement, payments of principal of, and any premium and interest on, Certificated Notes denominated and payable in U.S. dollars will be made in immediately available funds at the Corporate Trust Office of The Chase Manhattan Bank (National Association), in The City of New York, PROVIDED that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures; except that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or by wire transfer to an account maintained by such Holder with a bank located in the United States, provided such Holder shall have provided in writing to the Trustee, on or prior to the relevant Regular Record Date, appropriate payment instructions. Notwithstanding the foregoing, the Holder of $10,000,000 or more in aggregate principal amount of Certificated Notes denominated and payable in U.S. dollars and having the same Interest
Payment Date shall be entitled to receive such payments by wire transfer of immediately payable funds to an account maintained by such Holder with a bank located in the United States, provided that the Holder shall have provided in writing to the Trustee, on or prior to the relevant Regular Record Date, appropriate payment instructions.

    Certificated Notes may be presented for registration of transfer or exchange at the Corporate Trust Office of The Chase Manhattan Bank (National Association), in The City of New York. No service charge will be made for any registration of transfer or exchange of Certificated Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. With respect to registration of transfer and exchange of Book-Entry Notes see "Description of Notes -- Book-Entry Notes" below and "Description of Debt Securities -- Global Securities" in the accompanying Prospectus.

    Interest rates, interest rate bases and various other variable terms of the Notes described herein are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

INTEREST

    Each interest-bearing Note will bear interest from and including its Issue Date or from and including the most recent Interest Payment Date with respect to which interest on such Note (or any predecessor Note) has been paid or duly provided for to but excluding, the relevant Interest Payment Date at the fixed rate per annum, or at the rate per annum determined pursuant to the interest rate formula, stated therein and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Interest payments, if any, will be in the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the date of issue, if no interest has been paid with respect to such Note) to, but excluding, the applicable Interest Payment Date.

    Interest, if any, will be payable on each Interest Payment Date and at Maturity; see "Description of Notes -- General". Interest will be payable generally to the person (which, in the case of a Book-Entry Note, shall be the Depositary) in whose name a Note (or any predecessor Note) is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; PROVIDED, HOWEVER, that interest payable at Maturity will be payable to the person (which, in the case of a Book-Entry Note, shall be the Depositary) to whom principal shall be payable. Unless otherwise indicated in the applicable Pricing Supplement, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the next succeeding Interest Payment Date following the Issue Date of such Note to the Holder of record on the Regular Record Date with respect to such succeeding Interest Payment Date. With respect to payments of interest on Book-Entry Notes, see "Description of Notes -- Book-Entry Notes".

    FIXED RATE NOTES

    The applicable Pricing Supplement relating to a Fixed Rate Note will designate a fixed rate of interest per annum payable on such Note. Unless otherwise indicated in the applicable Pricing Supplement, the Interest Payment Dates with respect to Fixed Rate Notes other than Amortizing Notes shall be May 1st and

November 1st of each year and at Maturity and the Regular Record Dates for such Notes shall be the April 15th and October 15th next preceding the relevant Interest Payment Dates. Unless otherwise indicated in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

    If any Interest Payment Date or the Maturity of a Fixed Rate Note falls on a day that is not a Market Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Market Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

    FLOATING RATE NOTES

    The applicable Pricing Supplement relating to a Floating Rate Note will designate an interest rate basis for such Floating Rate Note. Such basis may be determined by reference to one or more of the following: (a) the Commercial Paper Rate, in which case such Note will be a Commercial Paper Rate Note, (b) the Prime Rate, in which case such Note will be a Prime Rate Note, (c) the CD Rate, in which case such Note will be a CD Rate Note, (d) the Federal Funds Rate, in which case such Note will be a Federal Funds Rate Note, (e) LIBOR, in which case such Note will be a LIBOR Note, (f) the Treasury Rate, in which case such Note will be a Treasury Rate Note, or (g) the J.J. Kenny Rate, in which case such Note will be a J.J. Kenny Rate Note, (h) the 11th District Cost of Funds Rate, in which such Note will be an 11th District Cost of Funds Rate Note,
(i) the CMT Rate in which case such Note will be a CMT Rate Note or (j) such other interest rate basis or formula as may be agreed to between the Company and the purchaser and set forth in the applicable Pricing Supplement. In addition, a Floating Rate Note may bear interest at the lowest or highest or average of two or more interest rate formulae. The applicable Pricing Supplement for a Floating Rate Note also will specify the Spread and/or Spread Multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each Note. In addition, such Pricing Supplement will define or particularize for each Floating Rate Note the following terms, if applicable: Calculation Agent, Calculation
Dates, Initial Interest Rate, Interest Payment Dates, Regular Record Dates, Index Maturity, Interest Determination Dates and Interest Reset Dates with respect to such Note. See "Glossary" for definitions of certain terms used in this Prospectus Supplement.

    The  rate of interest on a  Floating Rate Note in effect  on any day will be
(a) if such day is an Interest Reset Date with respect to such Floating Rate Note, the interest rate on such Floating Rate Note determined as of the Interest Determination Date pertaining to such Interest Reset Date, or (b) if such day is not an Interest Reset Date with respect to such Floating Rate Note, the interest rate on such Floating Rate Note determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date with respect to such Floating Rate Note; PROVIDED, HOWEVER, that the interest rate in effect from the Issue Date of a Floating Rate Note (or that of a predecessor Note) to but excluding the first Interest Reset Date with respect to such Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement). Subject to applicable provisions of law and except as described herein, the rate of interest on a Floating Rate Note on any Interest Reset Date with respect thereto will be the rate of interest determined with respect to the Interest Determination Date pertaining to such Interest Reset Date as determined in accordance with the applicable provisions described below.

    The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Market Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, except as provided in the following paragraph, the Tuesday of each week; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of two months of each year, as indicated in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year, as indicated in the applicable Pricing Supplement. If any

Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Market Day with respect to such Note, such Interest Reset Date shall be postponed to the next succeeding Market Day with respect to such Note, except that if such Note is a LIBOR Note and the next succeeding Market Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day.

    The Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), a Prime Rate Note (the "Prime Rate Interest Determination Date"), a CD Rate Note (the "CD Rate Interest Determination Date"), a Federal Funds Rate Note (the "Federal Funds Interest Determination Date"), a J.J. Kenny Rate Note (the "J.J. Kenny Interest Determination Date"), an 11th District Cost of Funds Rate Note (the "11th District Cost of Funds Interest Determination Date") or a CMT Rate Note (the "CMT Interest Determination Date") will be the second Market Day preceding the Interest Reset Date with respect to such Note. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day on which Treasury bills are auctioned for the week in which such Interest Reset Date falls, or if no auction is held for such week, the Monday of such week (or if Monday is a legal holiday, the next succeeding Market Day) and the Interest Reset Date will be the Market Day immediately following such Treasury Interest Determination Date. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If an auction for such week is held on Monday or the preceding Friday, such Monday or preceding Friday shall be the Treasury Interest Determination Date for such week, and the Interest Reset Date for such week shall be the Tuesday of such week (or, if such Tuesday is not a Market Day, the next succeeding Market Day). If the auction for such week is held on any day of such week other than Monday, then such day shall be the Treasury Interest Determination Date and the Interest Reset Date for such week shall be postponed to the next succeeding Market Day.

    A Floating Rate Note may have either or both of the following: (a) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period; and (b) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period. In addition to any maximum interest rate which may be applicable to any Floating Rate Note, the interest rate on such Floating Rate Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis. The limit may not apply to Notes in which $2,500,000 or more has been invested.

    Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, the Interest Payment Date will be, in the case of Floating Rate Notes which reset daily, weekly or monthly, the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as indicated in the applicable Pricing Supplement); in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of the month specified in the applicable Pricing Supplement. If, pursuant to the preceding sentence, an Interest Payment Date with respect to any Floating Rate Note (other than an Interest Payment Date at Maturity) would otherwise be a day that is not a Market Day with respect to such Note, such Interest Payment Date shall be postponed to the next succeeding Market Day with respect to such Note, except that if such
Note is a LIBOR Note and the next succeeding Market Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Market Day. If the Maturity of a Floating Rate Note falls on a day that is not a Market Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Market Day, and no interest on such payment shall accrue from and after such Maturity. Unless otherwise indicated in the applicable Pricing Supplement, the Regular Record Date with respect to Floating Rate Notes shall be the date 15 calendar days prior to each Interest Payment Date, whether or not such date shall be a Market Day.

    Unless otherwise specified in the applicable Pricing Supplement, the interest accrued from and including the date of issue, or from and including the last date to which interest has been paid or duly provided for, is calculated by multiplying the face amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in such period from and including the date of issue, or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. Unless otherwise specified in the Note and the applicable Pricing Supplement, the interest factor (expressed as a decimal rounded, if necessary, as described below) for each such day is computed by dividing the interest rate (expressed as a decimal rounded, if necessary, as described below) applicable to such date by 360, (or, in the case of Treasury Rate Notes or CMT Rate Notes, by the actual number of days in the year). The interest factor for Notes for which two or more interest rate formulae are applicable will be calculated in each period in the same manner as if only the lowest, highest or average of, as the case may be, such interest rate formulae applied.

    Unless otherwise specified in a Pricing Supplement, all percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded (E.G., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544)
being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent.

    Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if determined, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to such Floating Rate Note.

    COMMERCIAL PAPER RATE NOTES. Each Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified on the face of such Commercial Paper Rate Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 P.M. New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Rate for that Commercial Paper Interest Determination Date shall be the
Money Market Yield of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the offered rates, as of 11:00 A.M., New York City time, on that Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent (which may include one or more of the Distributors or their affiliates) for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; PROVIDED, HOWEVER, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

    "Money Market Yield" shall be a yield (expressed as a percentage rounded, if necessary, to the next higher one-hundred thousandth of a percentage point) calculated in accordance with the following formula:

                             D X 360
    Money Market Yield =                  X 100
                          --------------
                          360 - (D X M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    PRIME RATE NOTES. Each Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified on the face of such Prime Rate Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Prime Rate Note as of any Prime Rate Interest Determination Date, the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 3:00 P.M., New York City time, on such Prime Rate Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen NYMF Page for the Prime Rate Interest Determination Date, the Prime Rate will be the arithmetic mean of the announced prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by at least two of three major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such quotations are provided, the Prime Rate shall be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to provide such rate or rates; PROVIDED, HOWEVER, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate then in effect on such Prime Rate Interest Determination Date.

    CD RATE NOTES. Each CD Rate Note will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified on the face of such CD Rate Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, with respect to any CD Rate Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, then the CD Rate shall be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the CD Rate for that CD Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean (rounded, if necessary, to the next higher one-hundred thousandth of a percentage point) of the secondary market offered rates, as of 10:00 A.M., New York City time, on that CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent (which may include one or more of the Distributors or their affiliates) for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified in the
applicable   Pricing    Supplement   in    a   denomination    of    $5,000,000;

PROVIDED, HOWEVER, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such CD Rate Interest Determination Date.

    FEDERAL FUNDS RATE NOTES. Each Federal Funds Rate Note will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified on the face of such Federal Funds Rate Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on such date for Federal Funds having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the Federal Funds Rate for that Federal Funds Interest Determination Date shall be the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the rates, prior to 9:00 A.M., New York City time, on that Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York (which may include one or more of the Distributions or their affiliates) selected by the Calculation Agent; PROVIDED, HOWEVER, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

    LIBOR NOTES. Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified on the face of such LIBOR Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, LIBOR will be determined by the Calculation Agent in accordance with the following provisions: On each LIBOR Interest Determination Date, LIBOR will be determined on the basis of the offered rate for deposits in U.S. dollars having the Index Maturity specified in the applicable Pricing Supplement, commencing on the second London Market Day immediately following such LIBOR Interest Determination Date, which appears on the Telerate Page 3750 as of 11:00 A.M., London time, on that LIBOR Interest Determination Date. If such rate does not so appear on the Telerate Page 3750, the rate in respect of such LIBOR Interest Determination Date will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the Calculation Agent) at approximately 11:00 A.M., London Time, on the LIBOR Interest Determination Date next preceding the relevant Interest Reset Date to prime banks in the London interbank market for a period of the Index Maturity commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the Calculation Agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided in respect of such LIBOR Interest Determination Date, the rate for that Interest Reset Date will be the arithmetic mean of the quotations, and, if fewer than two quotations are provided as requested in respect of such LIBOR Interest Determination Date, the rate for that Interest Reset Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York, selected by the Calculation Agent (which may include one or more of the Distributions or their affiliates), at approximately 11:00 A.M. New York City time on that LIBOR Interest Determination Date for loans in U.S. dollars to leading European banks for a period of the Index Maturity commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time; PROVIDED HOWEVER, if the aforesaid rate cannot be determined by the Calculation Agent, LIBOR in respect of such LIBOR Interest Determination Date will be LIBOR then in effect on such LIBOR Interest Determination Date.

    TREASURY RATE NOTES. Each Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified on the face of such Treasury Rate Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading, "U.S. Government
Securities/Treasury Bills -- Auction Average (Investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified in the applicable Pricing Supplement are not published or reported as provided above by 3:00 P.M., New York City time, on such date, or if no such auction is held in a particular week, then the Treasury Rate shall be the rate as published in H.15(S19) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market." In the event that such rate is not so published by 3:00 P.M., New York City time, on its Calculation Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury
Interest Determination Date, of three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent (which may include one or more of the Distributors or their affiliates), for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Treasury Interest Determination Date.

    J.J. KENNY RATE NOTES. Each J.J. Kenny Rate Note will bear interest at the interest rate (calculated with reference to the J.J. Kenny Rate and the Spread and/or Spread Multiplier, if any) specified on the face of such Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, the "J.J. Kenny Rate" with respect to any J.J. Kenny Rate Note as of any J.J. Kenny Interest Determination Date means the rate in the high-grade weekly index (the "Weekly Index") on such date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and shall be, based upon 30-day yield evaluations at par of bonds, the interest of which is exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended, of not less than five high-grade component issuers selected by Kenny; which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Internal Revenue Code of 1986, as amended, unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers most closely resembling the high-grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended, and (C) not subject to a minimum tax or similar tax under the Internal Revenue Code of 1986, as amended, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for any J.J. Kenny Interest Determination Date shall be 67% of the rate determined if the Treasury Rate option had been originally selected. The Calculation Agent shall calculate the J.J. Kenny Rate in accordance with the foregoing. At the request of a Holder of a Floating Rate Note bearing interest at the J.J. Kenny Rate, the Calculation Agent will provide such Holder with the interest rate that will become effective as of the next Interest Reset Date.

    11TH DISTRICT COST OF FUNDS RATE NOTES. Each 11th District Cost of Funds Rate Note will bear interest at the interest rate (calculated with reference to the 11th District Cost of Funds Rate and the Spread and/or Spread Multiplier, if
any) specified  on  the  face  of  such  Note  and  in  the  applicable  Pricing
Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "11th District Cost of Funds Rate" means, with respect to any 11th District Cost of Funds Interest Determination Date, the monthly 11th District Cost of Funds Index (the "11th District Cost of Funds Index") normally made available and subsequently published by the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") during the month immediately preceding the Interest Reset Date to which such 11th District Cost of Funds Interest Determination Date applies.

    The 11th District Cost of Funds Index is normally made available by the FHLB of San Francisco on the last day on which the FHLB of San Francisco is open for business in each month and represents the monthly weighted average cost of funds for savings institutions in the 11th District of the Federal Home Loan Bank system for the month preceding the month in which the 11th District Cost of Funds index is made available. Currently, the 11th District Cost of Funds Index is computed by the FHLB of San Francisco for each month by dividing the cost of funds (interest paid during the month by 11th District savings institutions on savings, advances and other borrowing) by the average of the total amount of those funds outstanding at the end of that month and the prior month and analyzing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the FHLB of San Francisco to neutralize the effect of events such as member institutions leaving the 11th District or acquiring institutions outside the 11th District. Receipt by mail of Information Bulletins announcing 11th District Cost of Funds Index changes may be arranged by contacting the FHLB of San Francisco.

    If the FHLB of San Francisco shall fail in any month to make available the 11th District Cost of Funds Index (each such failure being referred to herein as an "Alternate Rate Event"), then the 11th District Cost of Funds Rate for the 11th District Cost of Funds Interest Determination Date after the Alternate Rate Event shall be calculated on the basis of the 11th District Cost of Funds Index most recently made available prior to such 11th District Cost of Funds Interest Determination Date. If an Alternate Rate Event occurs in the month immediately following a month in which a prior Alternate Rate Event occurred, then the 11th District Cost of Funds Rate for the 11th District Cost of Funds Interest Determination Date immediately following the second Alternate Rate Event shall be calculated on the basis of the 11th District Cost of Funds Index most recently made available prior to the 11th District Cost of Funds Interest Determination Date and, thereafter, the 11th District Cost of Funds Rate for each succeeding 11th District Cost of Funds Interest Determination Date shall be LIBOR, determined as though the interest rate basis were LIBOR, and the Spread shall be plus or minus the number of basis points specified in the applicable 11th District Cost of Funds Rate Note as the "Alternate Rate Event Spread," if any.

    In determining that the FHLB of San Francisco has failed in any month to make available the 11th District Cost of Funds Index, the Calculation Agent may rely conclusively on any written advice from the FHLB of San Francisco to such effect.

    CMT RATE NOTES. CMT Rate Notes will bear interest at the rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in such CMT Rate Notes and any applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to the CMT Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the Column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Interest
Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M. (New York City time) on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M. (New York City time) on the CMT Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotations (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three of four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; PROVIDED, HOWEVER, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence, have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the CMT Rate Notes with the shorter remaining term to maturity will be used.

    "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

    "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

ORIGINAL ISSUE DISCOUNT NOTES

    Notes may be issued as Original Issue Discount Notes. An Original Issue Discount Note is a Note which is issued at a price lower than the principal amount thereof and which provides that upon redemption or acceleration of the Maturity thereof an amount less than the principal thereof shall become due and payable. In the event of redemption or acceleration of the Maturity of an Original Issue Discount Note, the amount payable to the Holder of such Note upon such redemption or acceleration will be determined in accordance with the terms of the Note, but will be an amount less than the amount payable at the Stated Maturity of such

Note. In addition, a Note issued at a discount may, for United States federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of Maturity of such Note. See "United States Taxation -- Original Issue Discount".

SHORT-TERM NOTES

    The Company may offer from time to time Notes with maturities from nine months to one year ("Short-Term Notes"). Unless otherwise indicated in the applicable Pricing Supplement, interest on Short-Term Notes that are Fixed Rate Notes will be payable at Maturity. Unless otherwise indicated in the applicable Pricing Supplement, interest on short-Term Notes (other than Treasury Rate Notes and CMT Rate Notes) will be computed on the basis of the actual number of days elapsed divided by 360, and interest on Short-Term Notes that are Treasury Rate Notes or CMT Rate Notes will be computed on the basis of the actual number of days elapsed divided by a year of 365 or 366 days, as the case may be.

AMORTIZING NOTES

    The Company may from time to time offer Amortizing Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments of principal and interest on Amortizing Notes, which are securities for which payments of principal and interest are made in equal installments over the life of the security, will be made either quarterly on each February 1st, May 1st, August 1st and November 1st, or semiannually on each May 1st and November 1st, and on the Stated Maturity, unless otherwise specified in an applicable Pricing Supplement. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable Pricing Supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable Pricing Supplement and set forth in such Notes.

EXTENSION OF MATURITY

    An applicable Pricing Supplement will indicate whether the Company has the option to extend the Stated Maturity of such Note (other than an Amortizing
Note) for one or more periods up to but not beyond a date set forth in such Pricing Supplement. If the Company has such option with respect to any such Note, the procedures relating thereto will be as set forth in the applicable Pricing Supplement.

RENEWABLE NOTES

    An applicable Pricing Supplement will indicate whether such Note (other than an Amortizing Note) will mature unless the term of all or any portion of such
Note is renewed in accordance with the procedures described in such Pricing Supplement.

REDEMPTION

    REDEMPTION (OPTION OF COMPANY)

    If one or more Redemption Dates (or range of Redemption Dates) is specified in the applicable Pricing Supplement, the Notes described therein will be subject to redemption, in whole or in part, as specified in such Pricing Supplement, on any such date (or during any such range of dates) at the option of the Company upon not less than 30 days' or more than 60 days' notice, at the Redemption Price or Prices specified in the applicable Pricing Supplement, together with interest accrued to the Redemption Date; PROVIDED, HOWEVER, that interest installments due prior to the date fixed for redemption will be payable to the Holder of record at the close of business on the Regular Record Date. If less than the entire principal amount of a Note is redeemed, the principal amount of such Note that remains outstanding after such redemption shall be an authorized denomination (which shall not be less than the minimum authorized denomination) for the Notes. If less than all Notes of like tenor are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

    REDEMPTION (OPTION OF HOLDER)

    If one or more Redemption Dates (or range of such dates) is specified in the applicable Pricing Supplement, the Notes described therein will be subject to redemption, in whole, or from time to time in part, as specified in such Pricing Supplement, on any such date (or during any such range) or, if such date is not a Market Day, on the first Market Day following such date, at the election of the Holder at the Redemption Price determined as set forth in the applicable Pricing Supplement, together with interest accrued to the Redemption Date; PROVIDED, HOWEVER, that interest installments due on or prior to the date fixed for redemption will be payable to the Holder of record at the close of business on the Regular Record Date.

    Unless otherwise specified in the applicable Pricing Supplement, in order to exercise such an election, a Holder must, unless a different notice period is specified in the applicable Pricing Supplement, give to the Trustee not less than 30 days' nor more than 60 days' notice. Unless otherwise specified in the applicable Pricing Supplement, any such notice shall consist of either (i) the Note with the form entitled "Option to Elect Redemption" duly completed, or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange, or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, setting forth the name of the Holder, the principal amount of the Note, the principal amount of the Note to be redeemed, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect redemption is being exercised thereby and a guarantee that such Note, together with the duly completed form entitled "Option to Elect Redemption", will be received by the Trustee not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; PROVIDED, HOWEVER, that such telegram, facsimile transmission or letter shall only be effective if such Note and such form, duly completed, are received by the Trustee by such fifth Business Day.

    Unless otherwise specified in the applicable Pricing Supplement, exercise of a redemption option by a Holder will be irrevocable. Such option may be exercised with respect to less than the entire principal amount of a Note, provided that the portion remaining Outstanding after such redemption is an authorized denomination.

    If a Note is represented by a Book-Entry Note the Depositary's nominee will be the Holder thereof entitled to exercise a right to redemption. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of an interest in such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each such beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Book-Entry Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

REPURCHASE

    The Company may at any time purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may, at its discretion, be held, resold or surrendered to the Trustee for cancellation.

BOOK-ENTRY NOTES

    Upon issuance, all Book-Entry Notes of like tenor and having the same Issue Date will be represented by one or more fully registered securities in permanent global form (each a "Global Note"). See "Description of Securities -- Global Securities" in the Prospectus. Each Global Note representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, as Depositary (the "Depositary"), located in the Borough of Manhatttan, The City of New York, and will be registered in the name of the Depositary or a nominee of the Depositary. Unless otherwise specified in the applicable Pricing Supplement, the Depositary will only accept the deposit of a Global Note denominated in U.S. dollars.

    Ownership of beneficial interests in a Global Note representing Book-Entry Notes will be limited to institutions that have accounts with the Depositary or its nominee ("participants") or person that may hold interests through participants. The Company has been advised by the Depositary that upon the issuance of a Global Note representing Book-Entry Notes, and the deposit of such Global Note with the Depositary, the

Depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the Book-Entry Notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the soliciting Distributor or, to the extent that the Book-Entry Notes are offered and sold directly, by the Company.

    The Company has been advised by the Depositary that upon receipt of any payment of principal of or any premium or interest in respect of a Global Note, the Depositary will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of the Depositary. Payments by participants to owners of beneficial interests in a Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the sole responsibility of such participants.

    The Depositary has advised the Company as follows: the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Distributors), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

                             UNITED STATES TAXATION

    The following summary of the principal United States federal income tax consequences of the ownership of Notes is based upon the opinion of Sullivan & Cromwell, special tax counsel to the Company. It deals only with Notes held as capital assets by initial purchasers, and not with special classes of holders, such as dealers in securities or currencies, banks, tax-exempt organizations, life insurance companies, persons that hold Notes that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. Moreover, the summary deals only with Notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of the ownership of Notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable Pricing Supplement. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect.

    Prospective purchasers of Notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction, of the ownership of Notes.

UNITED STATES HOLDERS

    PAYMENTS OF INTEREST

    Interest on a Note, other than interest on a "Discount Note" that is not "qualified stated interest" (each as defined below under "Original Issue Discount -- General"), will be taxable to a United States Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. A United States Holder is a beneficial owner who or that is (i) a citizen or resident of the United States, (ii) a domestic corporation or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of the Note.

    ORIGINAL ISSUE DISCOUNT

    GENERAL. A Note, other than a Short-Term Note, will be treated as issued at an original issue discount (a "Discount Note") if the excess of the Note's "stated redemption price at maturity" over its issue price is more than a de minimis amount (as defined below). Generally, the issue price of a Note will be the first price at which a substantial amount of Notes included in the issue of which the Note is a part is sold to other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a Note is the total of all payments provided by the Note that are not payments of "qualified stated interest." A qualified stated interest payment is generally any one of a series of stated interest payments on a Note that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the Note. Special rules for "Variable Rate Notes" (as defined below under "Original Issue Discount -- Variable Rate Notes") are described below under "Original Issue Discount -- Variable Rate Notes."

    In general, if the excess of a Note's stated redemption price at maturity over its issue price is less than 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity (the "de minimis amount"), then such excess, if any, constitutes "de minimis original issue discount" and the Note is not a Discount Note. If, however, the amount of original issue discount on the Note is more than the de minimis amount as otherwise determined, and all stated interest provided for in the Note would be qualified stated interest except that for one or more accrual periods the interest rate is below the rate applicable for the remainder of the Note's term, then for purposes of determining whether the Note has de minimis original issue discount, the Note's stated redemption price at maturity is treated as equal to the Note's issue price plus the greater of the amount of "foregone interest" or the excess (if any) of the instrument's stated principal amount over its issue price. The amount of foregone interest is the amount of additional stated interest that would be required to be payable on the Note during the period of the interest shortfall so that all stated interest would be qualified stated interest. Unless the election described below under "Election to Treat All Interest as Original Issue Discount" is made, a United States Holder of a Note with de minimis original issue discount must include such de minimis original issue discount in income as stated principal payments on the Note are made. The includible amount with respect to each such payment will equal the product of the total amount of the Note's de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Note.

    United States Holders of Discount Notes having a maturity of more than one year from their date of issue must include original issue discount ("OID") in income calculated on a constant-yield method before the receipt of cash attributable to such income, and generally will have to include in income increasingly greater amounts of OID over the life of the Note. The amount of OID includible in income by a United States Holder of a Discount Note is the sum of the daily portions of OID with respect to the Discount Note for each day during the taxable year or portion of the taxable year on which the United States Holder holds such Discount Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Note may be of any length selected by the United States Holder and may vary in length over the term of the Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Note's adjusted issue price at the beginning of the accrual period and such Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over
(b) the sum of the payments of qualified stated interest on the Note allocable to the accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the issue price of the Note increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Note that were not qualified stated interest payments. For purposes of determining the amount of OID allocable to an accrual period, if an interval between payments of qualified stated interest on the Note contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated pro rata on the basis of relative lengths to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between (x) the amount payable at the maturity of the Note (other than any payment of qualified stated interest) and (y) the Note's adjusted issue price as of the beginning of the final accrual period.

    ACQUISITION PREMIUM. A United States Holder that purchases a Note for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being "acquisition premium") and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount" is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the United States Holder's adjusted basis in the Note immediately after its purchase over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

    MARKET DISCOUNT. A Note, other than a Short-Term Note, will be treated as purchased at a market discount (a "Market Discount Note") if (i) the amount for which a United States Holder purchased the Note is less than the Note's issue price (as determined above under "Original Issue Discount -- General") and (ii) the Note's stated redemption price at maturity or, in the case of a Discount Note, the Note's "revised issue price," exceeds the amount for which the United States Holder purchased the Note by at least 1/4 of 1 percent of such Note's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the Note's maturity. If such excess is not sufficient to cause the Note to be a Market Discount Note, then such excess constitutes "de minimis market discount." The Code provides that, for these purposes, the revised issue price of a Note generally equals its issue price, increased by the amount of any OID that has accrued on the Note.

    Any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a United States Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Note. Such an election shall apply to all debt instruments with market discount acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the Service.

    Market discount on a Market Discount Note will accrue on a straight-line basis unless the United States Holder elects to accrue such market discount using a constant-yield method. Such an election shall apply only to the Note with respect to which it is made and may not be revoked without the consent of the Service. A United States Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

    PRE-ISSUANCE ACCRUED INTEREST. If (i) a portion of the initial purchase price of a Note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the Note is to be made within one year of the Note's issue date and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the United States Holder may elect to decrease the issue price of the Note by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

    NOTES SUBJECT TO CONTINGENCIES INCLUDING OPTIONAL REDEMPTION. In general, if a Note provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, the yield and maturity of the Note are determined by assuming that the payments will be made according to the Note's stated payment schedule. If, however, based on all the facts and circumstances as of the issue date, it is more likely than not that the Note's stated payment schedule will not occur, then, in general, the yield and maturity of the Note are computed based on the payment schedule most likely to occur.

    Notwithstanding the general rules for determining yield and maturity in the case of Notes subject to contingencies, if the Company has an unconditional option or options to redeem a Note, or the Holder has an unconditional option or options to cause a Note to be repurchased, prior to the Note's stated maturity, then (i) in the case of an option or options of the Company, the Company will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Note and (ii) in the case of an option or options of the Holder, the Holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Note. For purposes of those calculations, the yield on the Note is determined by using any date on which the Note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of the Note as the principal amount payable at maturity.

    If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a "change in circumstances") then, except to the extent that a portion of the Note is repaid as a result of a change in circumstances and solely for purposes of the accrual of OID, the yield and maturity of the Note are redetermined by treating the Note as reissued on the date of the change in circumstances for an amount equal to the Note's adjusted issue price on that date.

    ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. A United States Holder may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under the heading "Original Issue Discount -- General," with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "Notes Purchased at a Premium") or acquisition premium.

    In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing United States Holder's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing United States Holder, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the Service. If this election is made with respect to a Note with amortizable bond premium, then the electing United States Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing United States Holder as of the beginning of the taxable year in which the Note with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the Service.

    If the election to apply the constant-yield method to all interest on a Note is made with respect to a Market Discount Note, the electing United States Holder will be treated as having made the election discussed above under "Original Issue Discount -- Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such United States Holder.

    VARIABLE RATE NOTES. A "Variable Rate Note" is a Note that: (i) has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of (1) the product of (x) the total noncontingent principal payments, (y) the number of complete years to maturity from the issue date and
(z) .015, or (2) 15 percent  of the total noncontingent principal payments,  and
(ii) provides for stated interest compounded or paid at least annually at (1) one or more "qualified floating rates", (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate" or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

    A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a "current value" of that rate. A "current value" of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

    A variable rate is a "qualified floating rate" if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Note is denominated or (ii) it is equal to the product of such a rate and either (a) a fixed multiple that is greater than zero but not more than 1.35, or (b) a fixed multiple greater than zero but not more than 1.35, increased or decreased by a fixed rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the Note or are not reasonably expected to affect significantly the yield on the Note.

    An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on (i) one or more qualified floating rates, (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the debt instrument is denominated, (iii) the yield or changes in the price of one or more actively traded items of personal property other then stock or debt of the issuer or a related party, or (iv) a combination of objective rates. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. An objective rate is a "qualified inverse floating rate" if
(i) the rate is equal to a fixed rate minus a qualified floating rate, and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds. Under these rules, Commercial Paper Rate Notes, Prime Rate Notes, CD Rate Notes, Federal Funds Rate Notes, LIBOR Notes, Treasury Rate Notes, J.J. Kenny Rate Notes, 11th District Cost of Funds Rate Notes and CMT Rate Notes will generally be treated as Variable Rate Notes.

    In general, if a Variable Rate Note provides for stated interest at a single qualified floating rate or objective rate, all stated interest on the Note is qualified stated interest and the amount of OID, if any, on the Note is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the Note.

    If a Variable Rate Note does not provide for stated interest at a single qualified floating rate or objective rate, or at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals on the Note are generally determined by (i) determining a fixed rate substitute for each variable rate provided under the Variable Rate Note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the Note), (ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above), (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.

    If a Variable Rate Note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the Variable Rate Note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Variable Rate Note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

    SHORT-TERM NOTES. In general, an individual or other cash basis United States Holder of a Short-Term Note is not required to accrue OID (as specially defined below for the purposes of this paragraph) for United States federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis United States Holders and certain other United States Holders, including banks, regulated investment companies, dealers in securities, common trust funds, United States Holders who hold Notes as part of certain identified hedging transactions, certain pass-thru entities and cash basis United States Holders who so elect, are required to accrue OID on Short-Term Notes on either a straight-line basis or under the constant-yield method (based on daily compounding), at the election of the United States Holder. In the case of a United States Holder not required and not electing to include OID in income currently, any gain realized on the sale or retirement of the Short-Term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. United States Holders who are not required and do not elect to accrue OID on Short-Term Notes will be required to defer deductions for interest on borrowings allocable to Short-Term Notes in an amount not exceeding the deferred income until the deferred income is realized.

    For purposes of determining the amount of OID subject to these rules, all interest payments on a Short-Term Note, including stated interest, are included in the Short-Term Note's stated redemption price at maturity.

    NOTES PURCHASED AT A PREMIUM

    A United States Holder that purchases a Note for an amount in excess of its principal amount may elect to treat such excess as "amortizable bond premium," in which case the amount required to be included in the United States Holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable (based on the Note's yield to maturity) to such year. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and is irrevocable without the consent of the Service. See also "Original Issue Discount -- Election to Treat All Interest as Original Issue Discount".

    PURCHASE, SALE AND RETIREMENT OF THE NOTES

    A United States Holder's tax basis in a Note will generally be its U.S. dollar cost (as defined below), increased by the amount of any OID or market discount included in the United States Holder's income with respect to the Note and the amount, if any, of income attributable to de minimis original issue discount and de minimis market discount included in the United States Holder's income with respect to the Note, and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium applied to reduce interest on the Note. The U.S. dollar cost of a Note purchased with a Specified Currency will generally be the U.S. dollar value of the purchase price on the date of purchase or, in the case of Notes traded on an established securities market, as defined in the applicable Treasury Regulations, that are purchased by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the purchase.

    A United States Holder will generally recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Note. Except to the extent described above under "Original Issue Discount -- Short-Term Notes" or "Original Issue Discount -- Market Discount" or described in the next succeeding paragraph or attributable to accrued but unpaid interest, gain or loss recognized on the sale or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

    AMORTIZING NOTES

    The applicable Pricing Supplement will contain a discussion of any special United States federal income tax rules with respect to any Amortizing Notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    In general, information reporting requirements will apply to payments of principal, any premium and interest on a Note and the proceeds of the sale of a Note before maturity within the United States to, and to the accrual of OID on a Discount Note with respect to, non-corporate United States Holders, and "backup withholding" at a rate of 31 percent will apply to such payments and to payments of OID if the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns.

                         PLAN OF DISTRIBUTION OF NOTES

    Under the terms of a Distribution Agreement, dated June , 1994, among the Company, CS First Boston Corporation, Salomon Brothers Inc and Nationsbanc Capital Markets, Inc. (the "Distribution Agreement"), the Notes are offered on a continuing basis by the Company through the Distributors, each of which has agreed to use reasonable best efforts to solicit purchases of the Notes. Unless otherwise disclosed in the applicable pricing supplement, the Company will pay a commission, or grant a discount, to the Distributors. The Company will pay each Distributor a commission of from .125% to .750% of the principal amount of each Note, depending on its Stated Maturity, sold through such Distributor, as agent; PROVIDED, HOWEVER, that commissions with respect to Notes with a Stated Maturity of more than thirty years will be negotiated. The Company will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. Each Distributor shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes received by it, in whole or in part.

    The Company also may sell Notes to any Distributor, acting as principal, at a discount to be agreed upon at the time of sale except that, if no other discount is agreed, the Company may pay a commission (or grant a discount) equivalent to that set forth on the cover page of this Prospectus Supplement. Such Notes may be resold at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices, as determined by such Distributor. The Company also may sell Notes to any Distributor or to a group of underwriters for whom a Distributor acts as representative, at a discount or premium to be agreed at the time of sale for resale to one or more investors or purchasers at a fixed offering price or at varying prices prevailing at the time of resale, at prices related to such prevailing market prices at the time of such resale or at negotiated prices. Notes purchased by a Distributor or by a group of underwriters may be resold to certain securities dealers at the public offering price set forth on the cover page of the applicable Pricing Supplement for resale to investors or to certain other dealers. Any such dealers also may receive compensation in the form of discounts, concessions or commissions from the Distributors and/or commissions from the purchasers for whom they may act as agents. Unless otherwise specified in the applicable pricing supplement, any concessions allowed by any Distributor to any such dealer shall not be in excess of the commission or discount received by such Distributor from the Company. The offering price and other selling terms for such resales may from time to time be varied by such Distributor.

    The Distributors, whether acting as agents or as principals for their own accounts, may also receive commissions from purchasers of Notes for whom they may act as agents.

    The Company has reserved the right to sell Notes directly on its own behalf and to accept (but not solicit) offers to purchase Notes through additional distributors on substantially the same terms and conditions (including commission rates) as would apply to purchases of Notes pursuant to the Distribution Agreement. In addition, the Company has reserved the right to appoint additional agents for the purpose of soliciting offers to purchase Notes. Such additional distributors or agents, as the case may be, will be named in the applicable Pricing Supplement. No commission will be payable on any Notes sold directly by the Company.

    The Distributors and any dealers to whom the Distributors may sell Notes may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act"). The Company has agreed to indemnify the Distributors against certain liabilities, including civil liabilities under the Securities Act of 1933, or contribute to payments which the Distributors may be required to make in respect thereof. The Company has agreed to reimburse the Distributors for certain expenses.

    Unless otherwise indicated in the applicable Pricing Supplement, payment of the purchase price of Notes will be required to be made in funds immediately available in The City of New York.

    The Distributors, the Trustee, and certain of their respective affiliates, each engages in transactions with and performs services for the Company in the ordinary course of business.

                               VALIDITY OF NOTES

    The validity of the Notes will be passed upon for the Company by Warren Y. Zeger, Vice President and General Counsel of the Company, and for the Distributors by Sullivan & Cromwell, in New York, New York and Washington, D.C. Mr. Zeger will rely as to all matters of New York law upon the opinion of Sullivan & Cromwell. The opinions of Mr. Zeger and Sullivan & Cromwell will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by the Company and the Trustee in connection with the issuance and sale of any particular Note, the specific terms of Notes and other matters which may affect the validity of Notes but which cannot be ascertained on the date of such opinions.

                                    GLOSSARY

    Set forth below are definitions, or the locations elsewhere of definitions, of some of the terms used in this Prospectus Supplement.

    "CALCULATION AGENT" means the agent appointed by the Company to calculate interest rates for Floating Rate Notes. Unless otherwise provided in a Pricing Supplement, the Calculation Agent will be the Trustee.

    "CALCULATION DATE" means the date on which the Calculation Agent is to calculate an interest rate for a Floating Rate Note, which is the applicable date set forth below, unless otherwise indicated in the applicable Pricing
Supplement:

       PRIME RATE -- The Prime Rate Interest Determination Date.

       CD RATE -- The earlier of (i) the tenth day after the related CD Rate Interest Determination Date or, if such day is not a Market Day, the next succeeding Market Day; and (ii) the Market Day next preceding the relevant Interest Payment Date or date of Maturity, as the case may be.

       COMMERCIAL PAPER RATE -- The earlier of (i) the tenth day after the related Commercial Paper Interest Determination Date or, if such day is not a Market Day, the next succeeding Market Day; and (ii) the Market Day next preceding the relevant Interest Payment Date or date of Maturity, as the case may be.

       LIBOR -- The LIBOR Interest Determination Date.

       TREASURY RATE -- The earlier of (i) the tenth day after the related Treasury Interest Determination Date or, if such day is not a Market Day, the next succeeding Market Day; and (ii) the Market Day next preceding the relevant Interest Payment Date or date of Maturity, as the case may be.

       FEDERAL FUNDS RATE -- The earlier of (i) the tenth day after the related Federal Funds Effective Interest Determination Date or, if such day is not a Market Day, the next succeeding Market Day; and (ii) the Market Day next preceding the relevant Interest Payment Date or date of Maturity, as the case may be.

       J.J. KENNY RATE -- The earlier of (i) the tenth day after the related J.J. Kenny Interest Determination Date or, if such day is not a Market
    Day, the next succeeding Market Day; and (ii) the Market Day next preceding the relevant Interest Payment Date or Maturity Date, as the case may be.

       11TH DISTRICT COST OF FUNDS RATE -- The earlier of (i) the tenth day after the related 11th District Cost of Funds Interest Determination Date
    or,  if such day  is not a Market  Day, the next  succeeding Market Day; and
    (ii) the Market Day next preceding the relevant Interest Payment Date or Maturity Date, as the case may be.

       CMT RATE -- The earlier of (i) the tenth day after the related CMT Interest Determination Date or, if such day is not a Market Day, the next succeeding Market Day; and (ii) the Market Day next preceding the relevant Interest Payment Date or Maturity Date, as the case may be.

    "CD RATE" means the rate calculated as set forth under the heading "Description of Notes -- Floating Rate Notes -- CD Rate Notes", unless otherwise indicated in the applicable Pricing Supplement.

    "CMT RATE" means the rate calculated as set forth under the heading "Description of Notes -- Floating Rate Notes -- CMT Rate Notes," unless otherwise indicated in an applicable Pricing Supplement.

    "COMMERCIAL PAPER RATE" means the rate calculated as set forth under the heading "Description of Notes -- Floating Rate Notes -- Commercial Paper Rate Notes", unless otherwise indicated in the applicable Pricing Supplement.

    "COMPOSITE  QUOTATIONS"  means  the   daily  statistical  release   entitled
"Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York.

    "11TH DISTRICT COST OF FUNDS RATE" means the rate calculated as set forth under the heading "Description of Notes -- Floating Rate Notes -- 11th District Cost of Funds Rate Notes," unless otherwise indicated in an applicable Pricing Supplement.

    "FEDERAL FUNDS RATE" means the rate calculated as set forth under the heading "Description of Notes -- Floating Rate Notes -- Federal Funds Rate Notes", unless otherwise indicated in the applicable Pricing Supplement.

    "FIXED RATE NOTE" shall have the meaning set forth under the heading "Description of Notes -- Interest".

    "FLOATING RATE NOTES" shall have the meaning set forth under the heading "Description of Notes -- Interest".

    "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System.

    "INDEX MATURITY" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as indicated in the applicable Pricing Supplement.

    "INITIAL INTEREST RATE" means the rate at which Floating Rate Note will bear interest from, and including, its Issue Date (or that of a predecessor Note) to, but excluding, the first Reset Date, as indicated in the applicable Pricing Supplement.

    "INTEREST DETERMINATION DATE" means the date as of which the interest rate for a Floating Rate Note is to be calculated, to be effective as of the following Reset Date and calculated on the related Calculation Date (except in the case of Prime Rate and LIBOR, which are calculated on the related Prime Rate Interest Determination Date and LIBOR Interest Determination Date, respectively). See the fourth paragraph under the heading "Description of Notes -- Floating Rate Notes" for the Interest Determination Dates for Floating Rate Notes. The Interest Determination Dates for any Floating Rate Note will also be indicated in the applicable Pricing Supplement.

    "INTEREST RESET DATE" means the date on which a Floating Rate Note will begin to bear interest at the variable interest rate determined as of any Interest Determination Date. See the third paragraph under the heading "Floating Rate Notes" for the applicable Reset Dates for such Notes. The Reset Dates with respect to any Floating Rate Note will also be set forth in the applicable Pricing Supplement and in such Note.

    "J.J. KENNY RATE" means the rate calculated as set forth under the heading "Description of Notes -- Floating Rate Notes -- J.J. Kenny Rate Notes," unless otherwise indicated in an applicable supplement to this Prospectus Supplement or the Book-Entry Note representing a J.J. Kenny Rate Note.

    "LIBOR"   means  the  rate  calculated  as   set  forth  under  the  heading
"Description of Notes -- Floating Rate Notes -- LIBOR Notes", unless otherwise indicated in the applicable Pricing Supplement.

    "LONDON MARKET DAY" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

    "MARKET DAY" means (a) with respect to any Note (unless otherwise provided in this definition), any day that is a Business Day in The City of New York, or
(b) with respect to LIBOR Notes only, any Business Day in New York that is also a London Market Day.

    "PRIME RATE" means the rate calculated as set forth under the heading "Description of Notes -- Floating Rate Notes -- Prime Rate Notes", unless otherwise indicated in the applicable Pricing Supplement.

    "REUTERS SCREEN NYMF PAGE" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

    "SPREAD" means the number of basis points specified in the Note and the applicable Pricing Supplement as being applicable to the interest rate basis for a particular Floating Rate Note.

    "SPREAD MULTIPLIER" means the percentage specified in the Note and the applicable Pricing Supplement as being applicable to the interest rate basis for a particular Floating Rate Note.

    "TELERATE PAGE 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices relating to LIBOR).

    "TREASURY RATE" means the interest rate calculated as set forth under the heading "Description of Notes -- Floating Rate Notes -- Treasury Rate Notes", unless otherwise indicated in the applicable Pricing Supplement.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, AGENT, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, PROSPECTUS SUPPLEMENT AND ANY PRICING SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY DISTRIBUTOR. THIS PROSPECTUS, PROSPECTUS SUPPLEMENT AND ANY PRICING SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS, PROSPECTUS SUPPLEMENT OR ANY PRICING SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS, PROSPECTUS SUPPLEMENT OR ANY PRICING SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                                 --------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
                  PROSPECTUS SUPPLEMENT
Description of Notes...........................        S-2
United States Taxation.........................       S-14
Plan of Distribution of Notes..................       S-20
Validity of Notes..............................       S-21
Glossary.......................................       S-21
                        PROSPECTUS
Available Information..........................          2
Documents Incorporated by Reference............          2
The Company....................................          3
Ratio of Earnings to Fixed Charges.............          3
Use of Proceeds................................          3
Description of Debt Securities.................          3
Plan of Distribution...........................         11
Validity of Offered Securities.................         12
Experts........................................         12

                               COMSAT CORPORATION

                               U.S. $100,000,000
                          Medium-Term Notes, Series A

                             PROSPECTUS SUPPLEMENT

                                CS First Boston
                              Salomon Brothers Inc
                       NationsBanc Capital Markets, Inc.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                            ------------------------

                                   PROSPECTUS

                             ---------------------

                               COMSAT CORPORATION

                                ---------------

                                DEBT SECURITIES
                               ------------------

    COMSAT Corporation (the "Company") from time to time may issue in one or more series up to $200,000,000 aggregate principal amount of its debt securities ("Debt Securities"), or, if any Debt Securities are issued at original issue discount, such greater amount as may result in an aggregate offering price equivalent to no more than $200,000,000. The Debt Securities of each series will be offered on terms determined at the time of sale. The specific designation, aggregate principal amount, rate (or method of calculation) and time of payment of any interest, authorized denominations, maturity, offering price, any redemption terms or other specific terms of any series of Debt Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement ("Prospectus Supplement").

    The Debt Securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.

    The Debt Securities may be sold through one or more underwriters or dealers, which may include CS First Boston Corporation, Salomon Brothers Inc and NationsBanc Capital Markets, Inc., to be designated by the Company. In addition, Debt Securities may be sold by the Company directly or through agents designated from time to time. See "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered and their compensation will be set forth in the applicable Prospectus Supplement.

                            ------------------------

THESE  SECURITIES  HAVE  NOT  BEEN APPROVED  OR  DISAPPROVED  BY  THE SECURITIES
   AND  EXCHANGE   COMMISSION  OR   ANY  STATE   SECURITIES  COMMISSION   NOR
     HAS   THE   SECURITIES   AND   EXCHANGE   COMMISSION   OR   ANY  STATE
        SECURITIES   COMMISSION    PASSED   UPON    THE   ACCURACY    OR
             ADEQUACY   OF  THIS   PROSPECTUS.  ANY  REPRESENTATION
                      TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS JUNE   , 1994

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W.,Washington, D.C., and at the Commission's regional offices at 7 World Trade Center, New York, New York, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the New York, Chicago, and Pacific Stock Exchanges. Reports, proxy statements, and other information concerning the Company can be inspected at the respective offices of such Exchanges, located at: 20 Broad Street, New York, New York 10005; 440 South LaSalle Street, Chicago, Illinois 60605; and 301 Pine Street, San Francisco, California 94104.

    This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (including Amendment No. 1 thereto filed with the Commission on April 29, 1994).

    2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994.

    3. The Company's Current Reports on Form 8-K filed with the Commission on February 1, 1994, March 7, 1994, March 11, 1994, April 26, 1994, June 8,
       1994 and June 30, 1994.

    In addition, all documents filed by COMSAT with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. COMSAT will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Shareholder Services, COMSAT Corporation, 6560 Rock Spring Drive, Bethesda, MD 20817, telephone number (301) 214-3200.

                           FOR FLORIDA RESIDENTS ONLY

    The Company is the U.S. signatory to the International Maritime Satellite Organization ("Inmarsat"), an international treaty organization which operates the satellites of a global mobile communications satellite system. A total of 72 other nations, including Cuba, are members of Inmarsat. Pursuant to the Inmarsat

Convention and Operating Agreements, vessels registered to any country, including Cuba, must by treaty be provided access to satellite communications via the Company's earth stations, which results in incidental use by Cuban-registered vessels. Communications charges are then billed through the Inmarsat billing system, including to parties in Cuba. This is the extent of the business conducted by the Company with Cuba. This information is accurate as of the date hereof. Current information concerning the Company's business dealings with Cuba or with any person or affiliate located in Cuba may be obtained from the Division of Securities and Investor Protection of the Florida Department of Banking and Finance, the Capitol, Tallahassee, Florida 32399-0350, telephone number (904) 488-9806.

                                  THE COMPANY

    COMSAT Corporation (the "Company"), which was incorporated in 1963, is an international communications, information and entertainment distribution services company primarily operating in four business segments. COMSAT International Communications consists of COMSAT World Systems, which provides voice, video and data services using the satellite system of the International Telecommunications Satellite Organization (INTELSAT), and COMSAT International Ventures, which invests in telecommunications opportunities internationally. COMSAT Mobile Communications provides satellite communications services using the satellite system of the International Maritime Satellite Organization (Inmarsat). The Company is the largest owner and user of the INTELSAT and Inmarsat systems. COMSAT RSI designs, manufactures, and integrates communications networks and products for the federal government and for commercial and governmental customers throughout the world. COMSAT Video Enterprises, Inc. provides entertainment and information services to the hospitality industry throughout the United States and domestic video distribution services to television networks. The Company also owns the Denver Nuggets, a franchise of the National Basketball Association. Certain of the Company's activities are subject to regulation by the Federal Communications Commission (the "FCC").

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                       QUARTER
                                                       YEAR ENDED       ENDED
                                                      DECEMBER 31,    MARCH 31,
                                                    ----------------  ----------
                                                    1993  1992  1991  1994  1993
                                                    ----  ----  ----  ----  ----
Ratio of Earnings to Fixed Charges: (1)...........  3.7   2.6   3.1   3.4   3.6

------------------------
(1) For purposes of calculating this ratio, fixed charges consist of interest expense, including capitalized interest, the interest expense of an unconsolidated majority owned investment in 1991 and 1992, and an estimate of the interest factor of rental expense. Earnings consist of pretax income
     (loss) from continuing operations before fixed charges, the losses and undistributed earnings of equity investments and the amortization of capitalized interest.

                                USE OF PROCEEDS

    Unless otherwise provided in a Prospectus Supplement, the net proceeds from the sale of the Debt Securities offered hereby will be used for general corporate purposes, which may include the repayment of long-term and short-term indebtedness of the Company and additional capital investment. In April 1994, the Company redeemed the $70,000,000 in aggregate principal amount outstanding of its 9.55% Debentures Due 1994 at a redemption price of 100% of the principal amount thereof plus accrued interest to the date of redemption. The Company temporarily funded the redemption of the 9.55% Debentures Due 1994 by issuing short-term indebtedness. A portion of the proceeds from the sale of the Debt Securities offered hereby may be used to repay all or a portion of such short-term indebtedness.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities are to be issued under an Indenture, dated as of March 15, 1991, as supplemented by a Supplemental Indenture dated as of June 29, 1994 (the "Indenture"), between the Company and The

Chase Manhattan Bank (National Association), as Trustee (the "Trustee"), which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference.

GENERAL

    The Indenture provides that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 3.01). The Debt Securities are to have such terms and provisions which are not inconsistent with the Indenture, including as to maturity, principal and interest, as the Company may determine.

    The Debt Securities will be unsecured obligations of the Company and will rank equally with all other unsecured debt of the Company, except any subordinated debt. The applicable Prospectus Supplement will describe the following terms of the Debt Securities being offered thereby: (a) the title of the Debt Securities; (b) the designation, aggregate principal amount and authorized denominations of such Debt Securities; (c) the price or prices at which such Debt Securities will be offered; (d) the date or dates on which such Debt Securities will mature; (e) the rate or rates per annum at which such Debt Securities will bear interest, if any, or the method of determination of such rate; (f) the dates on which such interest, if any, will be payable; (g) any redemption terms or other specific terms; (h) the place (if other than the Corporate Trust Office of the Trustee) where and the currency (if other than U.S. Dollars) in which payments will be payable; (i) any applicable Overdue Rate; and (j) any other applicable terms and information applicable to such Debt Securities. Debt Securities of one or more series may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

    The Debt Securities will be issued only in fully registered form, without coupons. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities of each series will be issuable in denominations of $1,000 and any integral multiple thereof. (Section 3.02) Debt Securities may be represented either by a certificate issued in definitive form (a "Certificated Note") or in permanent global form, registered in the name of a Depositary identified in the applicable Prospectus Supplement, or a nominee of the Depositary (a "Global Security"), as specified in the applicable Pricing Supplement. Beneficial interests in Global Securities will only be evidenced by, and transfers thereof will only be effected through, records maintained by the Depositary and its participants. Except as described in a Prospectus Supplement, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Certificated Notes and will not be considered the Holders thereof.

    The Debt Securities will be exchangeable for other Debt Securities of the same series and like tenor, registered in the same name, for a like aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the Corporate Trust Office of the Trustee or at any other office or agency of the Company maintained for that purpose. No charge will be made to the Holder for any such exchange or transfer except for any tax or governmental charge incidental thereto. (Section 3.05)

    The Company has initially appointed as Securities Registrar the Trustee acting through its Corporate Trust Office in New York City. (Sections 3.05, 12.02) The Company reserves the right to vary or terminate the appointment of the Securities Registrar or to appoint additional or other registrars or to approve any change in the office through which the Securities Registrar acts; PROVIDED THAT there will at all times be a Securities Registrar in New York City. (Section 12.02)

CERTAIN FEDERAL TAX CONSEQUENCES

    Federal income tax consequences and special considerations applicable to any series of Debt Securities will be described in the Prospectus Supplement relating thereto.

GLOBAL SECURITIES

    Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.

    Notwithstanding any provision of the Indenture or any Debt Security described herein, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the Securities represented by such Global Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Section 3.05)

    As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Securities represented thereby for all purposes under the Securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities represented thereby for any purpose under the Debt Securities or the Indenture. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

    Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee
("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and others matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

    Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a Global Security, in some cases, may trade in the Depositary's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the Depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a Global Security upon the original issuance thereof maybe required to be made in immediately available funds.

CERTAIN DEFINITIONS

    "Attributable Debt" means the present value of the net amount of rent required to be paid during the remaining term of any lease of a Principal Property, discounted at the rate of interest per annum implicit in the terms of such lease as determined by the Board of Directors of the Company, compounded semiannually. (Section 1.01)

    "Consolidated Net Tangible Assets" means the aggregate amount of assets less
(a) all current liabilities and (b) all goodwill, trademarks, patents, unamortized debt discount and expense, organization or developmental expenses, and other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles. (Section 1.01)

    "Indebtedness for Borrowed Money" shall include all indebtedness for borrowed money with a term at the date of incurrence of more than one year, except for (a) purchase money mortgages, (b) mortgages incurred or guaranteed for the purpose of constructing or improving property, (c) mortgages existing on property at the time of its acquisition, (d) mortgages in favor of the Company,
(e) the refunding, extension or  renewal of any mortgage  referred to in (a)  to
(c) above, or (f) certain other borrowings specified in the Indenture. (Section 1.01)

    "Principal Property" means any real property, plant, or equipment owned or leased on the date of the Indenture (or acquired to replace such property, plant or equipment) by the Company, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 5% of Consolidated Net Tangible Assets, other than any such real property, plant, or equipment, or portion thereof, which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety. (Section 1.01)

    "Subsidiary" means a corporation, a majority of the voting stock of which is owned, directly or indirectly, by the Company and/or one or more Subsidiaries of the Company. (Section 1.01)

LIMITATION ON SECURED DEBT

    Nothing in the Debt Securities of any series shall in any way restrict or prevent the Company or any Subsidiary of the Company from incurring any indebtedness, except as hereafter provided.

    So long as any of the Debt Securities of any series remain Outstanding, the Company will not agree to secure Indebtedness for Borrowed Money, or provide any guarantee or indemnity in respect of Indebtedness for Borrowed Money, by any mortgage, lien assignment, pledge or other secured interest upon, or with respect to, any of the present or future revenues or assets of the Company (with certain exceptions specified in the Indenture and summarized in the following sentence), without simultaneously therewith, or prior thereto, making effective provision whereby amounts payable by the Company under the Debt Securities of such series shall be secured equally and ratably with (or prior to) or by security not materially less beneficial than that securing such Indebtedness for Borrowed Money or guarantee or indemnity in respect thereof. Such limitation shall not apply to: (a) bank liens; (b) mechanics', materialmens' or other similar liens, liens relating to workmen's compensation or insurance, deposits in connection with contract bids, deposits to secure public obligations, deposits in lieu of surety bonds, or deposits as security for payment of taxes;
(c) liens  arising  from the  giving  of security  to  a government  body  as  a condition to the transaction of business or to maintain self-insurance or participate in any fund with respect to workmen's compensation, unemployment insurance or pensions; (d) any obligations to any municipality or public authority with respect to any franchise or permit; (e) any lien or encumbrance on property covered by any lease, contract, easement or right of way, existing at the time of acquisition of such lease, contract, easement or right of way;
(f) liens for taxes; (g) judgment liens so long as the finality of such judgment is being contested and execution thereon is stayed; (h) leases; (i) easements or similar encumbrances which do not materially impair the use of the subject property; and (j) other liens which singularly or in the aggregate are not material to the Company and its Subsidiaries on a consolidated basis. (Section 12.05)

    The Company will not transfer a substantial portion of its operating assets to any Subsidiary, unless (i) at the time of such transfer, the Company imposes on the Subsidiary to which such operating assets are transferred a restriction preventing such Subsidiary from issuing Preferred Stock or incurring Indebtedness for Borrowed Money unless the aggregate amount of Preferred Stock and Indebtedness for Borrowed Money of all Subsidiaries would not exceed 20% of Consolidated Net Tangible Assets and (ii) after giving effect to such transfer, the aggregate amount of Preferred Stock and Indebtedness for Borrowed Money of all Subsidiaries would not exceed 20% of Consolidated Net Tangible Assets. This restriction on the transfer of operating assets shall not apply to any such transfer made pursuant to an order of the FCC nor to any transfer of funds made to a Subsidiary. (Section 12.06)

RESTRICTIONS ON SALES AND LEASEBACKS

    The Company will not enter into any sale and leaseback transaction involving any Principal Property, completion of construction and commencement of full operation of which has occurred more than 120 days prior thereto, unless (a) the Company could mortgage such property in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the Debt Securities of any series Outstanding at such time, or (b) the Company, within 120 days, applies to the retirement of its indebtedness an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair value of the Principal Property so leased (subject to credits for voluntary retirements of indebtedness secured by such Principal Property or incurred for the purchase of such Principal Property). This restriction will not apply to any sale and leaseback transaction involving the taking back of a lease for a period, including renewals, of three years or less. (Section 12.07)

CERTAIN EFFECTS OF RESTRICTIVE COVENANTS

    The Company does not believe that the covenants described under "Limitation on Secured Debt" and "Restrictions on Sales and Leasebacks," individually or in the aggregate, will have a material effect on the Company's, or any Subsidiary's, ability to conduct its operations. Similar covenants have appeared in various indentures relating to long-term indebtedness of the Company since 1984 and are currently in effect with respect to the Company's 8.95% Notes Due 2001 and its 8 1/8% Notes Due 2004, and such covenants have not had a material effect on the operations of the Company or any Subsidiary.

EVENTS OF DEFAULT

    Except as may otherwise be set forth in the applicable Prospectus Supplement, an Event of Default with respect to any series of Debt Securities will occur under the Indenture if (a) there shall be a failure to pay when due the principal of, or premium, if any, on, any of the Debt Securities of such series, (b) there shall be a failure to pay an installment of interest on any of the Debt Securities of such series for 30 days after the date when due, (c) the Company shall fail to perform or observe any other covenant or warranty with respect to such series contained in the Indenture for a period of 60 days after written notice thereof shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities of such series then Outstanding, (d) there shall be (i) an Event of Default with respect to any other series of Debt Securities issued pursuant to the Indenture or (ii) default with respect to indebtedness for money borrowed in excess of $10,000,000, which Event of Default or default results in such indebtedness being accelerated and such acceleration is not rescinded or annulled or such indebtedness is not paid prior to, or within 30 days after, appropriate written notice thereof shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities of such series then Outstanding, (e) the Company or any Subsidiary, whether by a single transaction or a number of related or unrelated transactions and whether at the same time or over a period of time, shall sell, transfer, lease out, lend, or otherwise dispose of the whole or the major part of its assets or the assets of a Subsidiary, except (i) in the ordinary course of its business for a full and fair consideration or on an arms-length basis, or (ii) where such disposal or disposals are in favor of the Company or one or more Subsidiaries, or (iii) where the Board of Directors of the Company determines that the transaction or transactions are in the best interests of the Company, (f) certain events of bankruptcy, insolvency, or reorganization with respect to the Company shall have occurred, or (g) any other Event of Default specified in the applicable Prospectus Supplement. If an Event of Default shall occur and be continuing with respect to any series of Debt Securities, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities of such series then Outstanding may declare the principal amount of the Debt Securities of such series due and payable and thereupon the Trustee may at its discretion proceed to protect and enforce the rights of the Holders of such Debt Securities by appropriate judicial proceedings. Such declaration may be annulled by the Holders of at least a majority in aggregate principal amount of the Debt Securities of such series then Outstanding upon the conditions provided in the Indenture (Sections 7.01, 7.02, 7.03)

    The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during the continuance of an Event of Default, to act with the required standard of care, to be indemnified by the Holders of Debt Securities of a series before exercising any right or power under the Indenture at the request of such Holders. (Section 8.03) The Indenture provides that the Holders of a majority in aggregate principal amount of the Debt Securities of a series then Outstanding may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee of such series or exercising any trust or power conferred upon such Trustee. (Section 7.12)

    No Holder of any Debt Security of a series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) an Event of Default shall have occurred and be continuing and such Holder shall have previously given to the Trustee written notice of such continuing Event of Default, (ii) the Holders of not less than $25,000,000 or 50% (whichever is less) of principal amount of the then Outstanding Debt Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee, (iii) the Holders have offered to the Trustee reasonable indemnity to institute such proceedings, (iv) the Trustee for 60 days after receipt of such notice and offer of indemnity has failed to institute such proceedings, and (v) no inconsistent direction has been given to the Trustee during the 60 day period by the Holders of a majority in principal amount of the Outstanding Debt Securities of such series. (Section 7.07) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for enforcement of payment of the principal of, premium, if any, or interest on such Debt Security on or after their respective due dates. (Section 7.08)

    The Holders of not less than a majority in aggregate principal amount of the Debt Securities of a series then Outstanding may, on behalf of the Holders of all the Debt Securities of such series, waive past defaults, except a default in payment of the principal of, premium, if any, or interest on, any Debt Security and certain other defaults as described in the Indenture. (Section 7.13)

    The Company will be required to furnish annually to the Trustee a statement as to the fulfillment of its obligations under the Indenture. (Sections 9.04, 12.08)

CONSOLIDATION, MERGER OR TRANSFER

    The Company may, without the consent of the Holders of Debt Securities, consolidate with, merge into, transfer, or lease substantially all of its properties to, any other corporation; PROVIDED THAT the successor corporation assumes by a supplemental indenture all obligations of the Company under the Indenture, that immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions described in the Indenture are met. (Article Ten) For example, if, as a result of the transaction, property of the Company would become subject to a lien that would not be permitted under the limitation on liens described above under "Limitations on Secured Debt", the Company would be required to secure the Debt Securities equally and ratably with (or prior to) the indebtedness secured by such lien. (Section 12.05)

DEFEASANCE

    The Indenture provides that the Company will be released from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies, and to hold monies for payment in trust) upon the irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide money to pay the principal of, premium, if any, and each installment of interest on the Debt Securities of such series on the Stated Maturities of such payments in accordance with the terms of the Indenture and the Debt Securities of such series, and upon certain other conditions described in the Indenture. (Section 6.03)

    The Indenture also provides that the Company may omit to comply with certain restrictive covenants in Sections 12.05 (Limitation on Secured Debt of Company) and 12.07 (Restrictions on Sales and Leasebacks) and that Section 7.01(e) (failure to pay, and acceleration of, certain indebtedness) shall not be deemed to be an Event of Default under the Indenture and the Debt Securities of any series, upon the irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide money to pay the principal of, premium, if any, and each installment of interest on the Debt Securities of such series on the Stated Maturities of such payments in accordance with the terms of the Indenture and the Debt Securities of such series, and upon certain other conditions described in the Indenture. The obligations of the Company under the Indenture and the Debt Securities other than with respect to the covenants referred to above shall remain in full force and effect. (Section 6.03)

    Such defeasance may be treated as a taxable exchange by Holders of the relevant Debt Securities for an issue consisting of either obligations of the trust or a direct interest in the money and/or U.S. Government Obligations held in the trust, with the result that such Holders would be required for tax purposes to recognize gain or loss as if such obligations or the money and/or U.S. Government Obligations deposited, as the case may be, had actually been received by them in exchange for the Debt Securities. In addition, if the Holders are treated as the owners of their proportionate share of the money and/or U.S. Government Obligations held in trust, such Holders would then be required to include in their income for tax purposes any income, gain or loss attributable thereto even though no cash was actually received. Thus, such Holders might be required to recognize income for tax purposes in different amounts and at different times than would be recognized in the absence of defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of defeasance.

    If under the terms of any Debt Securities of a series it is not possible, due, for example, to the nature of the manner in which interest payable on such securities is determined, for the Company to determine the amount of money necessary to pay the principal of, premium, if any, and each installment of interest on the Debt Securities of such series on the Stated Maturities of such payments in accordance with the terms of the Indenture and the Debt Securities of such series, then the Company shall waive its right to exercise the defeasance described in this section.

MODIFICATION AND WAIVER

    The Indenture (including the terms and conditions of the Debt Securities of any series) may be modified or amended by the Company and the Trustee, without the consent of the Holder of any Debt Security, for the purposes of (a) adding to the covenants of the Company for the benefit of the Holders of the Debt Securities of any or all series or surrendering any right or power conferred upon the Company, (b) establishing the form or terms of the Debt Securities of any series, (c) providing for the issuance of Debt Securities in coupon form and for exchanging Debt Securities in registered form for Debt Securities in coupon form, (d) securing the Debt Securities of one or more series pursuant to the requirements of the Indenture or otherwise, (e) correcting or supplementing any defective or ambiguous provision contained in the Indenture, (f) making any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders of the Debt Securities of any affected series in any material respect, (g) effecting the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and adding to the Indenture certain other provisions as may be expressly permitted by such Act, or (h) making certain other changes permitted by the Indenture. (Section 11.01)

    Modifications and amendments to the Indenture may also be made, and future compliance therewith or past default by the Company may be waived, with the written consent of the Holders of at least 66 2/3% in aggregate principal amount of each series of the Debt Securities at the time Outstanding (or, in the case of a waiver of a past default, of a majority of such aggregate principal amount). However, no such modification or amendment to the Indenture or to the terms and conditions of the Debt Securities may, without the consent or the affirmative vote of the Holder of each Debt Security affected thereby (a) change the Stated Maturity of the principal of or any installment of interest on each such Debt Security or reduce the principal amount thereof or the rate of interest thereon or change the currency or place of payment of such Debt Security or interest thereon, (b) impair the Holder's right to institute suit for the enforcement of any such payment on or with respect to any such Debt Security, (c) modify the obligations of the Company to maintain the offices or agencies in New York City, or (d) reduce the percentage in principal amount of the Debt Securities Outstanding necessary to modify or amend the Indenture or to waive any future compliance or past default. (Sections 7.08, 7.13, 11.02)

    The Indenture provides that in determining whether the Holders of the requisite principal amount of the Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture as of any date, (i) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, and (ii) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding for such purposes will be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof to such date. Certain Securities, including those cancelled, and those for whose payment or redemption money has been deposited or set aside in trust for the Holders of such Securities. (Section 1.01)

TITLE

    The Company, the Trustee or any of their agents may treat the registered owner of any Debt Security as the absolute owner thereof (whether or not such Debt Security shall be overdue and notwithstanding any notice of ownership or writing thereon or any notice of previous loss or theft or trust or other interest therein) for the purpose of making payment and for all other purposes. (Section 3.09)

NOTICES

    Notices to Holders of Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Section 1.06)

PAYMENT AND PAYING AGENTS

    Unless otherwise specified in the applicable Prospectus Supplement, principal, premium, if any, and interest, if any, are to be payable at the Corporate Trust Office of the Trustee or its successors in New York City, or at the office or agency of the Company maintained for such purposes in New York City; PROVIDED THAT payment of interest, if any, may be made at the option of the Company by check mailed to the persons in whose names the Debt Securities are registered at the close of business on the day specified in the applicable Prospectus Supplement. (Sections 3.12, 12.02)

    The Company has initially appointed the Trustee as Paying Agent. The Company may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents; PROVIDED THAT until the Debt Securities of all series have been delivered to the Trustee for cancellation, or monies sufficient to pay the principal of, premium, if any, and interest on, the Debt Securities of all series have been made available for payment and either paid or returned to the Company as provided in the Indenture, a Paying Agent will be maintained in New York City for the payment of the principal of, premium, if any, and interest on, the Debt Securities. Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with the Indenture. (Section 12.02)

    All monies paid by the Company to the Trustee or a Paying Agent or held in trust by the Company for the payment of principal of, premium, if any, or interest on, any Debt Securities which remain unclaimed at the end of the two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to the Company, or the Company shall be discharged from such trust, as the case may be, and the holder of such Debt Security will thereafter look only to the Company for payment thereof. (Section 12.03)

IMMUNITY OF CERTAIN PERSONS

    The Indenture provides that the Debt Securities are obligations solely of the Company and that no personal liability for the Debt Securities shall attach to the incorporators, shareholders, officers, or directors of the Company, and that all rights and claims against such persons relating to the Debt Securities and the covenants, warranties, and agreements contained in the Indenture are waived. (Section 1.07)

GOVERNING LAW

    The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. (Section 1.13)

CONCERNING THE TRUSTEE

    The Trustee from time to time may be a creditor of the Company pursuant to the Company's revolving credit agreements with various banks. In addition, the Trustee also serves as trustee under the Company's 8.95% Notes Due 2001 and its 8 1/8% Notes Due 2004.

                              PLAN OF DISTRIBUTION

    The Company may sell the Debt Securities in any of the following ways: (i) through underwriters or dealers; (ii) directly to one or a limited number of institutional purchasers; (iii) through agents; or (iv) a combination of any of the foregoing. Any such underwriter, dealer or agent may be deemed an underwriter within the meaning of the Securities Act. The Prospectus Supplement with respect to the Debt Securities of a particular series being offered thereby will set forth the terms of the offering of such Debt Securities, including the name or names of any underwriters or agents, the public offering or purchase price of such Debt Securities and the proceeds to the Company from such sale, any discounts and commissions to be allowed or paid to the underwriters or agents, all other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Debt Securities may be listed.

    Debt Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repurchase pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in connection with the Debt Securities remarketed thereby.

    If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities of the series offered by the Prospectus Supplement if any of such Debt Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Debt Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offering and sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicted in such Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

    If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Debt Securities providing for payment and delivery on a future date specified in the applicable Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Debt Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions, except (i) the purchase by an institution of the particular Debt Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Debt Securities less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

    Agents, dealers and underwriters and their controlling persons may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                          VALIDITY OF DEBT SECURITIES

    The validity of the Debt Securities will be passed upon for the Company by Warren Y. Zeger, Vice President and General Counsel of the Company. As of June 1, 1994, Mr. Zeger was the record owner of 12,158 shares of the Company's Common Stock ("Common Stock") and had options to purchase 134,819 shares of Common Stock, of which options to purchase 26,819 shares were exercisable.

                                    EXPERTS

    The financial statements, related financial statement schedules, and supplemental financial statements of the Company incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K, as amended on Form 10-K/A for the year ended December 31, 1993, and from the Form 8-K dated June 29, 1994 and the financial statements, and the related financial statement schedules of Radiation Systems, Inc. incorporated by reference in this Prospectus from the Radiation Systems, Inc. Annual Report on Form 10-K, as amended on Form 10-K/A by Amendment Nos. 1, 2 and 3 for the year ended June 30, 1993 have been audited by Deloitte & Touche, independent auditors, as stated in their reports for the Company (which include an explanatory paragraph referring to the changes in its method of accounting for postretirement health and life insurance benefits and in its method of accounting for income taxes) and for Radiation Systems, Inc., which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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    NO   PERSON  IS  AUTHORIZED   TO  GIVE  ANY  INFORMATION   OR  TO  MAKE  ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN  THIS PROSPECTUS, AND IF GIVEN  OR
MADE,  SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO  SELL
OR  A SOLICITATION OF AN  OFFER TO BUY ANY  SECURITIES OTHER THAN THE SECURITIES
OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER  TO
BUY  SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO
MAKE SUCH OFFER OR  SOLICITATION IN SUCH JURISDICTION.  NEITHER THE DELIVERY  OF
THIS  PROSPECTUS NOR  ANY SALE  MADE HEREUNDER  SHALL, UNDER  ANY CIRCUMSTANCES,
CREATE ANY IMPLICATION  THAT THERE  HAS BEEN  NO CHANGE  IN THE  AFFAIRS OF  THE
COMPANY  SINCE  THE DATE  HEREOF, OR  THAT THE  INFORMATION HEREIN  CONTAINED OR
INCORPORATED BY  REFERENCE IS  CORRECT AS  OF ANY  TIME SUBSEQUENT  TO THE  DATE
HEREOF.

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                                                   PAGE
                                                 ---------
Available Information..........................          2

Documents Incorporated by Reference............          2

The Company....................................          3

Ratio of Earnings to Fixed Charges.............          3

Use of Proceeds................................          3

Description of Debt Securities.................          3

Plan of Distribution...........................         11

Validity of Debt Securities....................         12

Experts........................................         12

                               COMSAT CORPORATION

                                DEBT SECURITIES

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                        , 1994

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The  following  table  sets  forth the  estimated  expenses  payable  by the
registrant  with  respect  to  the  offering  described  in  this   Registration
Statement:

Securities and Exchange Commission registration fee......................  $ 68,966
Trustee's fees and expenses..............................................    10,000*
Printing and engraving...................................................    20,000*
Legal fees and expenses..................................................    50,000*
Accounting fees and expenses.............................................    35,000*
Rating Agency fees.......................................................    38,500*
Blue sky fees and expenses (including legal).............................    20,000*
Miscellaneous fees and expenses..........................................    10,000*
                                                                           ---------
    Total................................................................  $252,466
                                                                           ---------
                                                                           ---------

--------------
*Estimated

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Reference is made to the provisions of Article III of the registrant's Articles of Incorporation filed as Exhibit 4(d) hereto and the provisions of
Article VIII of the registrant's By-laws filed as Exhibit 4(e) hereto.

    Section 29-304 of the District of Columbia Business Corporations Act provides a District of Columbia corporation shall have the power to indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders, or otherwise.

    There are in effect directors' and officers' liability insurance policies which insure the registrant's directors and officers against certain liabilities that they may incur in such capacities.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16.  EXHIBITS.

    The exhibits listed below are listed according to the number assigned in the table in Item 601 of Regulation S-K.

EXHIBIT
NO.                               DESCRIPTION OF EXHIBIT
------     ---------------------------------------------------------------------
  1        Form of Distribution Agreement.

  4(a)     Standard  Multiple-Series Indenture Provisions, dated March 15, 1991.
           (Incorporated by reference to Exhibit 4(a) to Registration Statement on Form S-3 (Commission File No. 33-39472).)

EXHIBIT
NO.                               DESCRIPTION OF EXHIBIT
------     ---------------------------------------------------------------------
  4(b)     Indenture,  dated as  of March 15,  1991, from the  registrant to The
           Chase   Manhattan   Bank   (National   Association),   as    Trustee.
           (Incorporated  by reference to Exhibit 4(a) to Registration Statement on Form S-3 (Commission File No. 33-39472).)

  4(c)     Supplemental  Indenture,  dated  as  of  June  29,  1994,  from   the
           registrant  to The  Chase Manhattan  Bank (National  Association), as
           Trustee. [The form or forms of  Debt Securities with respect to  each particular  offering will be filed as  an exhibit to a Current Report on Form 8-K and incorporated herein by reference.]

  4(d) Articles of Incorporation of COMSAT Corporation (composite copy; as amended through June 1, 1993). (Incorporated by reference to Exhibit
           4(a) to  Registration  Statement on  Form  S-3 (Commission  File  No.
           33-51661).)

  4(e)     By-laws  of COMSAT Corporation  (as amended through  March 15, 1991).
           (Incorporated by  reference to  Exhibit 3(b)  to Registrant's  Annual
           Report on Form 10-K for the fiscal year ended December 31, 1991.)

  5 Opinion of Warren Y. Zeger, Vice President and General Counsel of the registrant, as to the legality of the Debt Securities to which this Registration Statement relates.

 12        Statement re Ratio of Earnings to Fixed Charges.

 23(a)     Consent of Deloitte & Touche.

 23(b)     Consent of Warren Y. Zeger (contained in Exhibit 5).

 24        Powers of Attorney.

 25        Statement on Form T-1 of  eligibility and qualification of The  Chase
           Manhattan Bank (National Association) under the Trust Indenture Act of 1939.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

       (a)(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

        (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3)  to remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering; and

        (b) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions specified in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, Maryland, on June 30, 1994.

                                          COMSAT Corporation
                                            (Registrant)

                                          By         /s/ WARREN Y. ZEGER

                                          --------------------------------------
                                                    (Warren Y. Zeger,
                                           Vice President and General Counsel)

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated and by power of attorney on June 30, 1994.

(1)        Principal executive officer

                      /s/ BRUCE L. CROCKETT*
           -------------------------------------------
                       (Bruce L. Crockett,
              President and Chief Executive Officer)

(2)        Principal financial officer

                     /s/ C. THOMAS FAULDERS*
           -------------------------------------------
                    (C. Thomas Faulders, III,
           Vice President and Chief Financial Officer)

(3)        Principal accounting officer

                       /s/ ALLEN E. FLOWER*
           -------------------------------------------
                  (Allen E. Flower, Controller)

(4)        Board of Directors

                     /s/ LUCY WILSON BENSON*
           -------------------------------------------
                  (Lucy Wilson Benson, Director)

                       /s/ RUDY BOSCHWITZ*
           -------------------------------------------
                    (Rudy Boschwitz, Director)

           -------------------------------------------
                   (Edwin I. Colodny, Director)

                      /s/ BRUCE L. CROCKETT*
           -------------------------------------------
                  (Bruce L. Crockett, Director)

                      /s/ FREDERICK B. DENT*
           -------------------------------------------
                  (Frederick B. Dent, Director)

           -------------------------------------------
                   (James B. Edwards, Director)

                       /s/ NEAL B. FREEMAN*
           -------------------------------------------
                   (Neal B. Freeman, Director)

                     /s/ BARRY M. GOLDWATER*
           -------------------------------------------
                  (Barry M. Goldwater, Director)

                       /s/ ARTHUR HAUSPURG*
           -------------------------------------------
                   (Arthur Hauspurg, Director)

                       /s/ MELVIN R. LAIRD*
           -------------------------------------------
                        (Melvin R. Laird,
               Chairman of the Board and Director)

                       /s/ PETER W. LIKINS*
           -------------------------------------------
                   (Peter W. Likins, Director)

                       /s/ HOWARD M. LOVE*
           -------------------------------------------
                    (Howard M. Love, Director)

                     /s/ ROBERT G. SCHWARTZ*
           -------------------------------------------
                  (Robert G. Schwartz, Director)

           -------------------------------------------
                     (C. J. Silas, Director)

                     /s/ DOLORES D. WHARTON*
           -------------------------------------------
                  (Dolores D. Wharton, Director)

*By:       /s/ WARREN Y. ZEGER

------------------------------------
            Warren Y. Zeger,
          Attorney-in-fact

                                 EXHIBIT INDEX

                                                                                                     SEQUENTIAL
EXHIBIT                                                                                                 PAGE
NUMBER                                          DESCRIPTION                                            NUMBER
------   ------------------------------------------------------------------------------------------  ----------
  1      Form of Distribution Agreement............................................................

  4(a)   Standard Multiple-Series Indenture Provisions, dated March 15, 1991. (Incorporated by reference to Exhibit 4(a) to Registration Statement on Form S-3 (Commission File No.
          33-39472).)..............................................................................

  4(b)   Indenture, dated as of March 15, 1991, from the registrant to The Chase Manhattan Bank
          (National Association), as Trustee. (Incorporated by reference to Exhibit 4(a) to
          Registration Statement on Form S-3 (Commission File No. 33-39472).)......................

  4(c)   Supplemental Indenture, dated as of June 29, 1994, from the registrant to The Chase
          Manhattan Bank (National Association), as Trustee. [The form or forms of Debt Securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.].......................................

  4(d)   Articles of Incorporation of COMSAT Corporation (composite copy; as amended through June
          1, 1993). (Incorporated by reference to Exhibit 4(a) to Registration Statement on Form
          S-3 (Commission File No. 33-51661).).....................................................

  4(e)   By-laws of COMSAT Corporation (as amended through March 15, 1991). (Incorporated by reference to Exhibit 3(b) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991.)................................................................

  5      Opinion of Warren Y. Zeger, Vice President and General Counsel of the registrant, as to the legality of the Debt Securities to which this Registration Statement relates.........

 12      Statement re Ratio of Earnings to Fixed Charges...........................................

 23(a)   Consent of Deloitte & Touche..............................................................

 23(b)   Consent of Warren Y. Zeger (contained in Exhibit 5).

 24      Powers of Attorney........................................................................

 25      Statement on Form T-1 of eligibility and qualification of The Chase Manhattan Bank
          (National Association) under the Trust Indenture Act of 1939.............................